Exhibit 16.1
April 12, 2006
Securities and Exchange Commission
100 F Street, N.E.
Washington D.C. 20549
Commissioners:
We have read the statements made by Global Employment Holdings, Inc. (formerly “R&R Acquisition I, Inc.”) in Item 2.01 of its Form 8-K/A Amendment No. 1 dated March 31, 2006 filed on April 12, 2006. We agree with the statements concerning our Firm in such Form 8-K/A Amendment No. 1. We are not in a position to agree or disagree with other statements of Global Employment Holdings, Inc. (formerly “R&R Acquisition I, Inc.”) contained therein.
Very truly yours,
/s/ Marcum & Kliegman LLP